Exhibit 10.4

NPK INTERNATIONAL INC.
OMNIBUS AMENDMENT TO OUTSTANDING
RESTRICTED STOCK UNIT AGREEMENTS,
PERFORMANCE SHARE UNIT AGREEMENTS &
PERFORMANCE-BASED CASH AWARD AGREEMENT
This Omnibus Amendment (this “Amendment”) to the outstanding Restricted Stock Unit (“RSU”), Performance Share Unit (“PSU”) and Performance-Based Cash (“Cash Award”) Award Agreements granted under the Second Amended and Restated Newpark Resources, Inc. 2015 Employee Equity Incentive Plan (as amended from time to time, the “Plan”) is hereby adopted by NPK International Inc. (f/k/a Newpark Resources, Inc.) (the “Company”) effective as of May 20, 2026 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
WHEREAS, the Company previously granted Awards of RSUs, PSUs and Cash Awards under the Plan to certain Participants prior to the Effective Date pursuant to the terms and conditions of Award Agreements between the Company and such Participants, as applicable, which Awards of RSUs, PSUs and Cash Awards currently remain outstanding (together, the “Grant Agreements”);
WHEREAS, pursuant to Section 3.2(g) of the Plan, the Compensation Committee may amend any outstanding Award Agreement, including the Grant Agreements, without the consent of any Participant so long as such amendment does not materially and adversely affect the rights of the Participant under the affected Award; and
WHEREAS, the Company desires to amend the retirement provisions in each Grant Agreement as set forth herein and has determined that such amendments do not materially and adversely affect the rights of any Participant.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Grant Agreements are hereby amended as follows:
1.The defined term “Qualifying Retirement” set forth in the RSU Award Agreements entered into prior to the Effective Date is hereby amended and restated in its entirety to read as follows:

For purposes of this paragraph, a “Qualifying Retirement” shall mean a voluntary termination of employment after accruing 70 “points” based on the sum of (i) the Participant’s age and (ii) the Participant’s full years of continued service with the Company and its subsidiaries, subject to the following terms: (1) the Participant must have attained at least age 55, (2) “points” are the sum of the Participant’s age in whole years and full years of continued service as a full-time or part-time employee, (3) the Participant must provide the Compensation Committee written notice of his or her planned retirement date at least six (6) months in advance thereof, unless such notice is waived or reduced by the Compensation Committee, and (4) the Participant must execute and deliver to the Company a release of claims in a form satisfactory to the Company, not revoke such release, and such release must become binding and irrevocable no earlier than the date of termination and no later than the settlement date for any Restricted Stock Units for which such vesting is accelerated. Continued service is defined as the most recent uninterrupted period of full-time or part-time service with the Company and its subsidiaries. Unless otherwise specified by the Compensation Committee, service with an entity acquired by the Company shall be considered for this purpose only following the effective date of the acquisition.
2.The defined term “Qualifying Retirement” set forth in the PSU Award Agreements and Performance Cash Award Agreements entered into prior to the Effective Date is hereby amended and restated in its entirety to read as follows:
“Qualifying Retirement” means a voluntary termination of employment after accruing 70 “points” based on the sum of (i) the Participant’s age and (ii) the Participant’s full years of continued service with the Company and its subsidiaries, subject to the following terms: (1) the Participant must have attained at least age 55, (2) “points” are the sum of the Participant’s age in whole years and full years of continued service as a full-time or part-time employee, (3) the Participant must provide the Compensation Committee written notice of his or her planned retirement date at least six (6) months in advance thereof, unless such notice is waived or reduced by the Compensation Committee, and (4) the Participant must execute and deliver to the Company a release of claims in a form satisfactory to the Company, not revoke such release, and such release must become binding and irrevocable no earlier than the date of termination and no later than the Performance Vesting Date. Continued service is defined as the most recent uninterrupted period of full-time or part-time service with the Company and its subsidiaries. Unless otherwise specified by the Compensation Committee, service with an entity acquired by the Company shall be considered for this purpose only following the effective date of the acquisition
3.Except as expressly amended hereby, the Grant Agreements shall remain in full force and effect.
4.This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer effective as of the Effective Date.

NPK INTERNATIONAL INC.

By: /s/ Matthew Lanigan
Name:    Matthew Lanigan
Acknowledgement of Receipt:

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Employee

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